Exhibit 99.1

Bruker BioSciences Announces Filing of Definitive Proxy and Expiration of HSR Waiting Period for Planned Acquisition of Bruker BioSpin Group

Special Meeting of BRKR Stockholders to Be Held on February 25, 2008

BILLERICA, Massachusetts — January 17, 2008 — Bruker BioSciences Corporation (NASDAQ: BRKR) today announced that it has filed with the Securities and Exchange Commission its definitive proxy statement regarding the previously announced, planned acquisition of the Bruker BioSpin group of companies.  A special meeting of Bruker BioSciences stockholders to consider and vote upon matters relating to the proposed acquisition will be held on February 25, 2008.  Bruker BioSciences stockholders of record as of the close of business on January 11, 2008 will be entitled to vote at this special meeting.

Moreover, the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), for the proposed acquisition has expired on January 14, 2008.

STOCKHOLDERS OF BRUKER BIOSCIENCES SHOULD READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  IN ADDITION TO RECEIVING THE DEFINITIVE PROXY STATEMENT FROM BRUKER BIOSCIENCES BY MAIL, STOCKHOLDERS MAY ALSO OBTAIN THE DEFINITIVE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS, WITHOUT CHARGE, FROM THE SEC’S WEB SITE AT http://www.sec.gov OR BY DIRECTING A REQUEST TO BRUKER BIOSCIENCES CORPORATION, 40 MANNING ROAD, BILLERICA, MA  01821, ATTN: INVESTOR RELATIONS, TEL. +1 (978) 663-3660, EXT. 1411.

The transactions described in this announcement have not yet been consummated.  Bruker Biosciences and its executive officers and directors may be deemed to be participants in the solicitation of proxies for the Bruker Biosciences special meeting of stockholders to be held to approve, among other things, the issuance of shares in the transaction.  Detailed information regarding the direct and indirect interests of Bruker BioSciences and its executive officers and directors in the proposed transactions are included in the proxy statement.

Cautionary Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2006, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: +1 (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com